UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Board of Directors (the “Board”) of Southwestern Energy Company (the “Company”) expanded the Board to nine directors and elected Anne Taylor as a director of the Company, to serve through the annual meeting of stockholders to be held in 2019.  Initially, Ms. Taylor will serve on the Compensation Committee of the Board.

There are no understandings or arrangements between Ms. Taylor and any other person pursuant to which Ms. Taylor was selected to serve as a director of the Board. There are no relationships between Ms. Taylor and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Taylor will be entitled to the same compensation as other directors; namely, (a) a $75,000 annual cash retainer, payable monthly and prorated in the case of a partial month, (b) $200,000 annual grant of restricted stock, prorated for service of less than a full year, which vests at the earlier of the first anniversary of the award date and the date of the next annual meeting of stockholders, except that if the director leaves the Board prior to the vesting date (i) for reason of death or disability, the restricted stock will fully vest or (ii) for any other reason, a prorated portion will vest based on the time of service, (c) a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission and (d) additional benefits described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2018 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 12, 2018.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Ms. Taylor retired in June 2018 from Deloitte, which she joined in 1987.  She held numerous top executive positions with that firm, including Vice Chairman and Managing Partner of the Houston office, U.S. Chief Strategy Officer, and Global Leader for e-business.  She also was a member of the U.S. Board of Directors, where she served on the U.S. and Global Nominating Committees, the CEO Evaluation Committee, and chaired the Strategic Investment Committee. She also served on the board of Deloitte Consulting LLP.

Ms. Taylor received Bachelor of Science and Master of Science degrees in Engineering from the University of Utah. She also attended Princeton University for doctorate studies in civil engineering, where she focused on transportation and mobility.  Ms. Taylor currently serves as a director of Group 1 Automotive, Inc., a publicly traded company, and as immediate past chairman of the board of Central Houston, Inc., a nonprofit organization.  She previously served as an executive board member of the Greater Houston Partnership and United Way of Greater Houston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: October 2, 2018	By:	JOHN C. ALE
		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary